UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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[X ] Preliminary Information Statement [ ] Confidential, For Use Of Commission Only The Commission Only as Permitted by Rule 14c-5 (d) (2))

[] Definitive Information Statement

GLOBAL GAMING TECHNOLOGY, INC.

(Name of Registrant as specified in its charter)

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NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:

By this "Information Statement" (this "Information Statement") Global Gaming Technology, Inc.'s (the "Company") Board of Directors (the "Board") hereby notifies its shareholders of action by written consent of stockholders. On June 30, 2003, the Company Board took action to do the following: (1) To recapitalize the Company's capital stock structure. By this action, the Company will effect a five (5) to one (1) reverse split of its issued common stock (the "Reverse"). (2) To increase the authorized number of common stock from 27,000,000 to 100,000,000 and the preferred stock from 1,000,000 to 25,000,000 shares of "blank check" stock (the "Increase"). (3) To change its name from Global Gaming Technology, Inc. to Left Right Marketing & Technology, Inc. (the "Name Change"). (4) To amend its Articles of Incorporation to reflect the Reverse, the Amendment and the Name Change (the "Amendment"). (5) To approve the Company's merger with Left Right Marketing Technology, Inc., a Nevada corporation ("LRMT"), whereby each LRMT shareholder will receive one share of the Company's stock for each LRMT share held (the "Merger"). Thereafter, a majority of the shareholders, representing over 50% of the outstanding shares, consented in writing to the Reverse, the Increase, the name Change, the Amendment and the Merger. The approval by the shareholders will be effective upon the mailing of this Information Statement.

Your consent to the Reverse, the Increase, the Name Change, the Amendment and the Merger is not required and is not being solicited in connection with this action. This Information Statement will serve as notice pursuant to Title 8 of the Delaware General Corporation Law and pursuant to the Securities Act of 1934 of the approval by written consent of a majority of the shareholders of the Company.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF

DIRECTORS

/s/ Richard M. Hall

Richard M. Hall, President

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement (this "Statement") is being furnished to the stockholders of Global Gaming Technology, Inc., a Delaware corporation (the "Company"), in connection with the Company: effecting a five (5) to one (1) reverse split of its common stock (the "Reverse"); increasing the authorized capitalization from 27,000,000 shares to 125,000,000 shares, of which one hundred million (100,000,000) shares are designated Common Stock, par value $.001 per share, and from 1,000,000 preferred shares to twenty-five million (25,000,000) shares are designated Blank Check Stock, par value $.001 per share (the "Increase"); adopting a Certificate of Amendment to the Company's Articles of Incorporation (the "Amendment"); and merging the Company with LRMT (the "Merger"), by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"). The Company's Board, on June 30, 2003, approved and recommended by unanimous written consent effecting the Reverse, the Increase, the Amendment and the Merger.

The proposed Amendment to the Articles of Incorporation was filed with the Secretary of State of the State of Delaware but, under federal securities laws, the Amendment will be effective upon the mailing of this Information Statement. The Company anticipates that the effective date for the Amendment to be on or about July 15, 2003 (the "Effective Date").

VOTE REQUIRED

If the proposed Amendment, the Increase, the Reverse and the Merger were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment and the Reverse. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Title 8 of the Delaware General Corporation Law (the "Delaware Law"), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation and approve the Reverse and the Increase. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment, the Increase and the Reverse as early as possible in order to accomplish the purposes of the Company as hereafter described, the Company's Board voted to use the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board recommended the Increase, Amendment, the Merger and the Reverse.

The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on July 7, 2003 (the "Record Date"). As of the Record Date, the Company had outstanding 27,000,000 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable.

The transfer agent for the Common Stock is American Stock Transfer & Trust, 59 Maiden Lane, New York, NY 10038.

THE REVERSE

On June 30, 2003, the Board approved, subject to stockholder approval, a recapitalization the Company's capital structure, whereby all of the Company's issued common stock will be subject to a five (5) to one (1) reverse. The Reverse shall be effective upon the Company's shareholders' receipt of this Statement.

THE INCREASE

On June 30, 2003, the Board approved, subject to stockholder approval, a recapitalization the Company's capital structure, whereby the aggregate number of shares that the Corporation shall have authority to issue shall consist of One Hundred Million (100,000,000) shares of Common Stock having a $.001 par value ("Common Stock") and Twenty-Five Million (25,000,000) shares of Blank Check Stock having a $.001 par value ("Blank Check Stock").

AMENDMENT OF ARTICLES OF INCORPORATION

On June 30, 2003, the Board approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to reflect the Reverse and the Increase. On July 1, 2003 a majority of the Company's shareholders approved the Amendment.

The Amendment will be effectuated by amending ARTICLES 1 and 4 of the Company's Articles of Incorporation to read as follows:

Article 1:

The Name of the Corporation is Left Right Marketing Technology, Inc.

Article 4:

The Corporation effected a five (5) to one (1) reverse split of its common stock (the "Reverse"). The aggregate number of shares that the Corporation shall have authority to issue shall consist of One Hundred Million (100,000,000) shares of Common Stock having a $.001 par value ("Common Stock") and Twenty-Five Million (25,000,000) shares of Blank Check Stock having a $.001 par value ("Blank Check Stock"). The Common and/or Blank Check Stock may be issued from time to time without approval by the stockholders. The Common and/or Blank Check Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Blank Check Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

The Amendment will be filed with the Delaware Secretary of State.

THE MERGER

On June 30, 2003, the Company's board of directors agreed to and approved the Merger of LRMT and the Company, whereby LRMT will become merged into the Company. The LRMT shareholders will receive one (1) share of the Company's common stock for every share he/she/or it holds or owns in LRMT. Any stockholder that desires a copy of the "Merger Agreement" between the Company and LRMT may request a copy either by mail or via e-mail, at our corporate address, set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 1, 2003 by (1) each of our directors, (2) each of our executive officers, (3) each person who is known by us to own beneficially more than 5% of the Common Stock and (4) all directors and officers as a group.

Name and Address

& Number of Shares

Richard M. Hall

166 Amelia Earhart Ct.

Las Vegas, NV 89119

No Shares

Michael Wichinsky

2575 S. Highland Drive

Las Vegas, NV 89109

Nessa Alice Mary Charlton

(Current Address Unknown)

The Estate of Wm. T. O'Donnell, Sr.

144 Green Bay Road

Winnetka, IL 60092

EFFECT OF THE AMENDMENT

After the Amendment becomes effective, the Reverse and the Increase will be effective and the Company's name will be changed. The Company will file the Amendment with the Delaware Secretary of State.

EFFECT OF THE REVESE

After the Reverse is effective, all of the Company's Common Stock will be reversed five (5) to one (1). This means that for every five (5) shares held by a shareholder prior to the Reverse, such shareholder will own one (1) share subsequent to the Reverse.

EFFECT OF THE INCREASE

After the Increase, the aggregate number of shares that the Corporation shall have authority to issue shall consist of One Hundred Million (100,000,000) shares of Common Stock having a $.001 par value and Twenty-Five Million (25,000,000) shares of Blank Check Stock having a $.001 par value.

REASON FOR THE AMENDMENT, THE INCREASE AND THE REVERSE

In unanimously recommending the Amendment and the Reverse, the Board was principally influenced by the Company's need to have available sufficient additional authorized capital stock to give the Company the ability to raise the substantial additional capital it then required, and from time to time likely will continue to require, to maintain its operations and implement its business plan.

REASONS FOR THE MERGER

The reason for the Merger is to bring an operating company into the Company. The merging company, Left Right Marketing Technology, Inc., is a Nevada corporation that owns and operates an online, Internet shopping mall called "CrazyGrazer.com." LRMT intends to compete in the space occupied now by Amazon.com and eBay. With sufficient growth capital, LRMT believes that it can capture a significant share of this growing and highly profitable industry. LRMT intends to acquire other business in the next twelve (12) months. The Company believes that this Merger will assist it in generating value for each shareholder's shares of stock.

NO DISSENTER'S RIGHTS.

Under Delaware Law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendments to the Company's Articles of Incorporation to restructure the capitalization of the Company, the Merger or in any matter relating to the Company's alteration of its capital structure.

BY ORDER OF THE BOARD

/s/ Richard M. Hall

Richard M. Hall, President